UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2025

PALOMINO LABORATORIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56582	88-1619619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

313 Bryant Court, Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 756-2981

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sale of Equity Securities.

As previously reported on the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2025, Palomino Laboratories Inc. (the “Company”), entered into subscription agreements (each a “Subscription Agreement”) with certain accredited investors and sold in a private placement offering an aggregate of 6,320,683 units (the “Units”) for an aggregate purchase price of $9,481,024.50, with a purchase price of $1.50 per Unit. Each Unit consists of (i) one share of Common Stock, and (ii) one warrant (“Warrant”) representing the right to purchase one share of Common Stock, exercisable from the issuance date until one (1) year after commencement of trading on an Approved Market (as defined in the Subscription Agreement), with an exercise price of $1.50 per share (such shares of Common Stock issuable upon the exercise of the Warrant, the “Warrant Shares”).

On October 24, 2025, the Company and certain accredited investors mutually agreed to effect, and effected, an additional closing, with respect to 183,334 Units for gross proceeds of $275,001.00 (the “Offering”). The offering and sale of the Units, the shares of Common Stock and the Warrant Shares will be issued, in each case, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

In connection with the Offering, Laidlaw & Company (UK) Ltd. (the “Placement Agent”) was paid at closing (a) a cash commission of 10.0% of the aggregate gross purchase price (b) a non-allocable expense allowance equal to 2.0% of the aggregate gross purchase price, and (c) received 18,333 warrants (the “Placement Agent Warrants”). The Placement Agent Warrants have an exercise price of $1.80 per share and a term of seven (7) years from the closing of the Offering and will be exercisable for cash or on a cashless net exercise basis.

The description of the terms and conditions of the Subscription Agreement, Warrant and Placement Agent Warrant do not purport to be complete and are qualified in their entirety by the full text of forms of Subscription Agreement, Warrant and Placement Agent Warrant which are filed as exhibits 4.1, 4.2 and 10.9 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Subscription Agreement
4.2	Form of Warrant
10.9	Form of Placement Agent Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2025	PALOMINO LABORATORIES INC.

	By:	/s/ Jeffrey B. Shealy
	Name:	Jeffrey B. Shealy
	Title:	Chief Executive Officer